[Letterhead of Sullivan & Cromwell]


                                                                    EXHIBIT 5.1


                                                   June 18, 1998



Ziff-Davis Inc.,
   One Park Avenue,
      New York, New York 10016.

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 10,200,000 shares (the "Securities") of Common Stock, par value $.01 per share, of Ziff-Davis Inc., a Delaware corporation (the "Company"), which will be newly issued by the Company after the date hereof pursuant to the terms of the Ziff-Davis 1998 Employee Stock Purchase Plan, 1998 Incentive Compensation Plan and 1998 Non-Employee Directors Stock Option Plan, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the issue and sale of the Securities have been duly established in conformity with the Company's certificate of incorporation, and the Securities have been duly


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issued and sold as contemplated by the  Registration  Statement and the terms of the 1998 Employee Stock Purchase Plan, 1998 Incentive Compensation Plan and 1998 Non-Employee Directors Stock Option Plan under which such Securities are to be issued, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        SULLIVAN & CROMWELL



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